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                                                                   Exhibit 10.26

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of August 30, 2007, amends the Credit Agreement, dated as of September 1, 2006, among SNOWFLAKE WHITE MOUNTAIN POWER, LLC ("SWMP"), RENEGY, LLC ("Renegy"), RENEGY TRUCKING, LLC ("Renegy Trucking" and together with Renegy and SWMP, the "Borrowers"), the financial institutions from time to time party thereto (collectively, the "Lenders") and COBANK, ACB, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as letter of credit issuer, collateral agent and as a Lender, as amended by the First Amendment to Credit Agreement, dated as of June 27, 2007, among Borrowers, Lenders and Administrative Agent (as further amended from time to time, the "Credit Agreement"). Terms used herein but not defined shall have the meaning given to them in the Credit Agreement and section references refer to sections of the Credit Agreement unless otherwise stated.

     WHEREAS, SWMP has entered into that certain Amendment No. 3 to Lease Agreement, dated as of August 23, 2007, a copy of which is attached hereto as Exhibit A (the "Lease Amendment"), amending the Ground Lease Agreement, dated as of September 14, 2005, by and between Abitibi Consolidated Sales Corp. ("Abitibi") and SWMP, as amended by that certain Consent and Agreement, dated as of September 1, 2006, by and among Abitibi, SWMP and Administrative Agent, and as amended by that certain Amendment No. 2 to Lease Agreement, dated as of August 2, 2007, by and between Abitibi and SWMP; and

     WHEREAS, the Borrowers have requested that the Majority Lenders agree to amend the Credit Agreement in certain other respects as set forth herein.

     NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Waivers. The Administrative Agent and undersigned Lender(s) hereby:

          (a) waive any default arising from SWMP's failure to comply with
     Section 6.12 or any other provision of the Credit Agreement by entering into the Lease Amendment;

     2. Consents. The Administrative Agent, in consultation with the Independent Engineer and at the direction of the Majority Lenders, hereby:

          (a) consents to the Lease Amendment, as required under Section 6.12 or any other provision of the Credit Agreement;

     3. Amendments. The Credit Agreement is hereby amended as follows:

          (a) Section 8.1.11 is hereby deleted in its entirety and replaced with the following:

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               8.1.11 Change of Control. The Sponsor (which for purposes of this
          Section 8.1.11 shall be deemed to include Sponsor's Affiliates, except Renegy Holdings (as defined below)) shall cease to directly or indirectly maintain at least 50.1% of the economic interests in and voting power of Borrowers (a "Change of Control"); provided, that, in the event the membership interests in Borrowers are transferred to Renegy Holdings, Inc. ("Renegy Holdings") pursuant to a transaction in substantially the form and substance as contemplated by the Contribution and Merger Agreement, as amended, included as an annex to Renegy Holdings' Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 9, 2007 and pursuant to which Sponsor will be issued shares of common stock of Renegy Holdings (the "Transaction"), a Change of Control shall not be deemed to occur if Sponsor's economic interests in and voting power of Renegy Holdings falls below 50.1% after the one year anniversary of the Term-Conversion Date provided Renegy Holdings continues to maintain directly or indirectly 100% of the economic interests in and voting power of Borrowers and Sponsor continues to exercise titular and effective managerial control of Renegy Holdings; provided, further, that upon Sponsor's death, a Change of Control shall not be deemed to occur until one year has passed and will not be deemed to occur if as of such time 100% of the economic and voting interests in Borrowers (or, in the event the Transaction shall have occurred, Renegy
          Holdings) maintained by Sponsor at the time of Sponsor's death have been transferred, provided that such interests constitute at least 50.1% of the economic and voting interests in Borrowers (or, in the event the Transaction shall have occurred, Renegy Holdings), so long as:

               (a) the applicable transferee is a corporation, limited liability company or limited partnership organized or formed in the United States or a state or commonwealth therein;

               (b) at the time of the proposed disposition, the applicable transferee's unsecured senior long-term debt has a rating of at least Baa3 by Moody's and BBB- by S&P;

               (c) the electric energy generation business is a substantial part of the applicable transferee's business;

               (d) on or before the date of any such disposition, the applicable transferee (or its applicable subsidiary) enters into a pledge agreement in substantially the form of Exhibit D-3-A, pursuant to which such transferee (or subsidiary) shall pledge all of its ownership interests in Borrowers to Collateral Agent (or, in the event the Transaction shall have occurred, the ownership interests in Borrowers shall continue to be pledged by Renegy Holdings to Collateral Agent) and executes and delivers all other applicable Credit Documents as requested by Administrative Agent; and

               (e) on or before the date of any such disposition, the applicable transferee delivers to Administrative Agent (addressed to the Secured Parties)


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          such opinions, resolutions, certificates and other evidence as
          Administrative Agent may reasonably request (all of which shall be in form and substance reasonably satisfactory to Administrative Agent) to ensure Administrative Agent's reasonable satisfaction as of the date of any such disposition with the matters covered by Sections 3.1.1 through 3.1.6(a), 3.1.8 and 3.1.18 (with respect solely to the applicable transferee and, if reasonably requested by Administrative Agent, Borrowers and, if the Transaction shall occur, Renegy Holdings);

          provided further that, any transaction involving the effective transfer by Sponsor of interests to a purchaser of production tax credits or similar tax attributes arising from ownership of a Borrower shall not constitute a Change of Control so long as the Sponsor directly or indirectly maintains at least 50.1% of the voting interests in the Borrowers.

          (b) Section 8.1.18 is hereby deleted in its entirety and replaced with the following:

               8.1.18 Paper Sludge Shortfall. The Abitibi mill shall for any reason have ceased delivery of paper sludge to the Project in an amount at least equal to 250 bone-dry tons per day, for a period of 45 days, or Abitibi has announced that it intends such cessation, and Borrowers shall not have in place at the Site or available from counterparties under contracts a fuel supply stockpile such that (a) during the first year after such moment (i.e., after either the end of such 45-day period or the end of the 45-day period following the time of Abitibi's announcement, as applicable), would allow the Project to continue operating without paper sludge at a capacity of 24.5 MW for 400 days and (b) from and after the first anniversary of such moment, would allow the Project to continue operating without paper sludge at a capacity of 24.5 MW for 800 days (the amount of fuel described in clause (a) or clause (b), as applicable, the "Alternative Fuel Stockpile").

          (c) The Fuel Stockpile definition in Exhibit A to Credit Agreement is hereby deleted in its entirety and replaced with the following:

               "Fuel Stockpile" means a 2.5-year availability of fuel (other than paper sludge) either on the Site or available from counterparties on contractual terms reasonably acceptable to the Administrative Agent, provided that at least a 1-year stockpile of such 2.5-year availability of fuel (other than paper sludge) shall be on the Site at all times and provided further that such 2.5-year availability of fuel (other than paper sludge) shall be determined assuming that (a) the Project generates at 24.5 MW and at a 92% capacity factor and (b) Abitibi supplies paper sludge at a rate of 250 bone-dry tons per day.

          (d) Exhibit A to Credit Agreement is hereby amended to add the following definitions:

               "Renegy Holdings" has the meaning given in Section 8.1.11.


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               "Transaction" has the meaning given in Section 8.1.11.

     4. Representations and Warranties. The Borrowers represent and warrant to the Administrative Agent and the undersigned Lender(s) as follows:

          (a) The representations and warranties made by the Borrowers in
     Article 4 of the Credit Agreement and each other Credit Document are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) Other than as addressed herein, no Default or Event of Default has occurred and is continuing.

          (c) No Material Adverse Effect has occurred and is continuing.

     5. Effect of Amendment. On and after the date of this Amendment, each reference in the Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby and as heretofore amended. Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent.

     6. Headings. The headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to rules of conflicts of laws (other than Section 5-1401 of the New York General Obligations
Law).

     8. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     9. Counterparts. This Amendment may be executed in multiple originals and by counterpart.

                            [Signature Page Follows]


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     IN WITNESS HEREOF, the parties have caused this Second Amendment to Credit
Agreement to be duly executed by their officers duly authorized as of the date first above written.

                                        SNOWFLAKE WHITE MOUNTAIN POWER, LLC,
                                        as Borrower


                                        By: /s/ Robert M. Worsley
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Manager


                                        RENEGY, LLC,
                                        as Borrower


                                        By: /s/ Robert M. Worsley
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Manager


                                        RENEGY TRUCKING, LLC,
                                        as Borrower


                                        By: /s/ Robert M. Worsley
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Manager


                                        COBANK, ACB,
                                        as Administrative Agent and a Lender


                                        By: /s/ David B. Willis
                                            ------------------------------------
                                        Name: David B. Willis
                                        Title: Managing Director, Energy
                                               Services, Communications and
                                               Energy Banking Group

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                                    Exhibit A

                                 Lease Amendment